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                            SEVEN SEAS PETROLEUM INC.

                         SHAREHOLDER'S RIGHTS AGREEMENT

                  THIS SHAREHOLDER'S RIGHTS AGREEMENT has been made and entered into this 23rd day of July, 2001, by and between Chesapeake Energy Corporation ("Chesapeake"), an Oklahoma corporation, and Seven Seas Petroleum Inc. ("Seven Seas" or the "Company"), a Cayman Islands exempted company limited by shares, with reference to the following circumstances:

                  A. Chesapeake and Seven Seas have entered into a Note Purchase and Loan Agreement (the "Purchase Agreement") contemporaneously herewith pursuant to which Chesapeake will purchase $22,500,000 of principal amount Senior Secured Notes (the "Notes") of Seven Seas and 12,612,139 Warrants to purchase an equal number of the Company's voting ordinary shares. Unless otherwise defined or required by context, words defined in the Purchase Agreement shall have the same meaning herein.

                  B. As a condition to Chesapeake's obligation to purchase the Notes and Warrants, Seven Seas agreed to provide Chesapeake, under the terms and conditions of this Agreement, the right to (i) designate up to two persons to serve on Seven Seas board of directors and (ii) participate in future offerings by Seven Seas.

                  ACCORDINGLY, premises considered, the parties have entered into this agreement.

                           1. Chesapeake's Designation of Directors. In the
event Chesapeake elects to do so in writing, at any time from and after the Closing Date until the termination of this Agreement, , the Board of the Company will appoint in accordance with its procedures for the appointment of directors as provided in its Articles of Association ("By-laws") and applicable law, two persons designated by Chesapeake who are senior executives of Chesapeake and one of whom is its chief executive officer (all such persons who, at any time, are or were designated by Chesapeake for purposes of this agreement are referred to herein as "Chesapeake Designees"). Chesapeake shall designate the Chesapeake Designees by written notice to the Company. After appointment of the Chesapeake Designees as provided herein, at each subsequent annual or special meeting for the election of directors of the Company, the Company will nominate the Chesapeake Designees in accordance with its By-laws. The Chesapeake Designees will receive, at the expense of the Company, the same expense reimbursement with respect to their services as directors of the Company as other directors of the Company but will not receive the compensation paid to the other outside directors of the Company. Upon termination of this Agreement in accordance with its terms, Chesapeake shall cause all Chesapeake Designees then serving as directors of Seven Seas to resign immediately. In the event any Chesapeake Designee shall cease to serve as a director for any reason other than the termination of this Agreement, the vacancy resulting thereby shall be filled by the remaining directors of the Company in



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accordance with its By-laws and applicable law by a new Chesapeake Designee who shall thereafter serve until the expiration of the term of the Chesapeake Designee replaced by the new Chesapeake Designee. Notwithstanding anything to the contrary contained herein, no Chesapeake Designee may be a person who previously has been a director of Seven Seas and was properly removed for cause from the board of directors of the Company or a person who has been convicted of a felony or a crime involving moral turpitude.

                           2. Observation and Information Rights. At all times
during the term of this Agreement during which no Chesapeake Designees are serving on the Company's Board, Chesapeake will have the right to designate one representative of Chesapeake to attend and observe all meetings of the board of directors of the Company and all meetings of the board of directors of each of the Subsidiaries (as defined in the Purchase Agreement). The Company will provide such designated observer with all notices, materials and information provided to any of the members of the boards of directors at the same time as such notices, materials and information are provided to the directors including, without implied limitation, any written consent by the directors and any notices, material or information regarding such written consent. The Company will promptly pay or reimburse each such designated observer for all reasonable out-of-pocket expenses incurred in connection with attending board meetings of the Company or any Subsidiary. The foregoing rights to observe and receive information will also apply to board of director meetings for any of the Company's Subsidiaries at any time that the Chesapeake Designees are serving as members of the Company's board of directors. The parties agree that the observer will leave for that portion of any meeting where outside legal counsel is discussing legal matters with the board of directors in a situation where the presence of the observer is, in the reasonable opinion of such counsel, likely to void the attorney client privilege with respect to such matter.

                           3. Right to Participate in Certain Securities
Issuances by Seven Seas.

                                    (a) Definitions. As used herein, the
following terms shall have the meanings indicated:

                  "New Securities" shall mean any (i) Capital Stock, (ii) debt or security convertible into Capital Stock and (iii) option, warrant or right to acquire Capital Stock of the Company, whether or not attached to another security, except New Securities shall not include (a) shares issued pursuant to the exercise of the Warrants, (b) compensatory stock options and shares issued pursuant to the exercise of compensatory options granted under existing stock option plans of the Company approved by its shareholders, (c) the Warrants, the Short Term Secured Notes or the Senior Secured Notes or any securities issued in exchange therefor, including warrants issued pursuant to the rights offering contemplated by the Purchase Agreement, (d) shares of Capital Stock issued in connection with any stock split, stock dividend or recapitalization by the Company, (e) shares of Capital Stock issued in connection with a merger, consolidation, combination, share exchange or other acquisition pursuant to which the Company acquires another entity , (f) shares of Capital Stock issued in connection with the acquisition of assets by the Company, (g) shares of Capital Stock issued in connection with the retirement of Company debt and (h) shares of Capital Stock issued pursuant to a reorganization with the principal purpose of changing the Company's domicile. At any time the Notes are outstanding, the exclusions from the definition of New Securities contained in clauses (e), (f) and



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(g) above will not apply unless the transaction is consummated in compliance with the Purchase Agreement.

                  "Capital Stock" shall mean any class of capital shares authorized to be issued by the Company under its Memorandum of Association or other charter documents.

                  "Short Term Secured Notes" shall mean those certain secured promissory notes in the aggregate principal amount of $22,500,000 issued to Robert A. Hefner III and other investors contemporaneously with the sale by the Company to Chesapeake of $22,500,000 Senior Secured Notes under the Purchase Agreement.

                  "Senior Secured Notes" shall mean Seven Seas' 12% Senior Secured Notes due 2004 issued to Chesapeake by Seven Seas under the Purchase Agreement and proposed to be issued in connection with a rights offering in accordance with the Purchase Agreement.

                  "Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement which has been declared effective by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or any successor federal statute, as in effect from time to time.

                           (b) Issues of New Securities. Seven Seas shall not
issue any New Securities unless it shall have first complied with, in the case of an issuance other than pursuant to a Public Offering, the provisions of
Section 2 (c) or, in the case of a Public Offering, the provisions of Section 2
(d).

                           (c) Issues Not Involving a Public Offering. If Seven
Seas determines to issue New Securities other than in a Public Offering, then Seven Seas shall provide written notice of such determination to Chesapeake, which notice shall include all of the terms of the issuance and shall offer to Chesapeake the right to purchase up to 20% of the New Securities, at the same price and under the same terms as Seven Seas proposes to issue the New Securities to others (the "Offer Notice"). If Chesapeake determines to accept the offer contained in the Offer Notice, Chesapeake shall deliver a written notice to the Company indicating its acceptance within ten (10) days after its receipt of the Offer Notice, which notice shall indicate whether Chesapeake has accepted the offer in whole or in part, and if accepted in part, the number or amount of New Securities (which shall not be less than 5% of the New Securities) as to which such offer has been accepted (an "Acceptance Notice"). Any acceptance of the offer contained in the Offer Notice by delivery of an Acceptance Notice shall, on consummation of the issuance of the New Securities in accordance with the Offer Notice, be irrevocable and shall constitute a commitment by Chesapeake to purchase from the Company and by the Company to sell to Chesapeake the number or amount of New Securities covered by such Acceptance Notice upon the terms contained in the Offer Notice. In the event any of the New Securities covered by the Offer Notice are sold on different terms, the Company will provide a new Offer Notice under this paragraph and the initial Offer Notice will be superceded thereby.

                           (d) Issues Involving a Public Offering. If the
Company proposes to issue any New Securities in a Public Offering, the Company shall provide written notice of such determination to Chesapeake no later than the time that the Company commences the



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process to make the Public Offering. The notice shall include the proposed size and other terms of such issuance, to the extent then known, the name or names of the managing underwriter for the proposed Public Offering, if then known, and the date when it is proposed that the Public Offering will be made. The Company shall cause the underwriters of the Public Offering to offer to Chesapeake, subject to such conditions as the underwriters may reasonably require, the right to purchase from the underwriters of the Public Offering, at the Public Offering price set forth on the cover page of the prospectus or prospectus supplement for the Public Offering, 5% of the New Securities proposed to be issued.

                  4. Representations and Warranties of Seven Seas. Seven Seas represents and warrants to Chesapeake that (i) Seven Seas is an exempted company limited by shares (as defined in The Companies Law (2000 Revision) of the Cayman Islands) duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the corporate power and authority to enter into this agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this agreement by Seven Seas and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seven Seas and no other corporate proceedings on the part of the Company are necessary to authorize this agreement or any of the transactions contemplated hereby, and (iii) this agreement has been duly executed and delivered by Seven Seas and constitutes a valid and binding obligation of the Company and, assuming this agreement constitutes a valid and binding obligation of Chesapeake, is enforceable against Seven Seas in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

                  5. Representations and Warranties of Chesapeake. Chesapeake represents and warrants to Seven Seas that (i) Chesapeake is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the corporate power and authority to enter into this agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this agreement by Chesapeake and the consummation by Chesapeake of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Chesapeake and no other corporate proceedings on the part of Chesapeake are necessary to authorize this agreement or any of the transactions contemplated hereby, and (iii) this agreement has been duly executed and delivered by Chesapeake and constitutes a valid and binding obligation of Chesapeake, and, assuming this agreement constitutes a valid and binding obligation of Seven Seas, enforceable against Chesapeake in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditor's rights generally from time to time and to general principles of equity.

                  6. Amendment. This Agreement may be amended or waived only by written instrument duly executed by the parties.

                  7. Injunctive Relief. Each of the parties hereto hereby acknowledges that in the event of a breach by any of them of any material provision of this agreement, the aggrieved party may be without an adequate remedy of law. Each of the parties therefore agrees that in the event of a breach of any material provision of this agreement the aggrieved party may




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elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled in equity or at law.

                  8. Governing Law. This agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to the principles of conflicts of law thereof.

                  9. Termination. This agreement may be terminated (i) by mutual written consent of the parties hereto; (ii) by Chesapeake at any time by written notice to Seven Seas and (iii) by Chesapeake or Seven Seas by written notice to the other if Chesapeake's Senior Secured Note has been paid in full and Chesapeake shall have become the beneficial owner (for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of less than 20% of the Warrants or the Warrant Shares.

                  10. Notices. All notices, requests, demands or other communications required or permitted by this agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

                    (a)     If to Seven Seas:

                            5555 San Felipe, Suite 1700
                            Houston, Texas 77056
                            Attention:  Mr. Larry A. Ray, President
                            Facsimile No.: (713) 621-9770

                            with a copy to:

                            Gary F. Fuller, Esq.
                            McAfee & Taft A Professional Corporation
                            10th Floor, Two Leadership Square
                            211 N. Robinson
                            Oklahoma City, Oklahoma 73102
                            Facsimile No.: (405) 235-0439




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                    (b)     If to Chesapeake:

                            Chesapeake Energy Corporation
                            P.O. Box 18496
                            Oklahoma City, Oklahoma 73154-0496
                            Attention: Mr. Aubrey K. McClendon, Chairman & CEO Facsimile No.: (405) 879-9580

                            with a copy to:

                            Shannon Self, Esq.
                            Commercial Law Group, PLLC
                            2715 Oklahoma Tower
                            210 Park Avenue
                            Oklahoma City, Oklahoma 73102
                            Facsimile No.: (405) 232-5553

                  11. Severability. If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                  12. Entire Agreement. This agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

                  13. Parties in Interest. This agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this agreement.

                  14. Headings. The descriptive headings contained in this agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this agreement.

                  15. Counterparts. This agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



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                  EXECUTED as of the day and year first above written.

                                      SEVEN SEAS PETROLEUM INC.


                                      By /s/ LARRY A. RAY
                                        ----------------------------------------
                                          Larry A. Ray, President


                                       CHESAPEAKE ENERGY CORPORATION


                                       By /s/ TOM L. WARD
                                         ---------------------------------------
                                          Tom L. Ward, President


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